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                                                                 EXHIBIT 99


     UNLESS OTHERWISE INDICATED, WHEN USED HEREIN, THE TERMS "WE" AND "US" REFER TO EQUITY RESIDENTIAL PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND ITS SUBSIDIARIES, INCLUDING ERP OPERATING LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP.

                                    RISK FACTORS

     Set forth below are the risks that we believe are important to investors who purchase or own our common shares of beneficial interest or preferred shares of beneficial interest (which we refer to collectively as "Shares") or units of limited partnership interest ("Units") of ERP Operating Limited Partnership, our operating partnership, which are redeemable on a one-for-one basis for common shares or their cash equivalent. In this section, we refer to the Shares and the Units together as our "securities," and the investors who own Shares and/or Units as our "security holders."

DEBT FINANCING AND PREFERRED SHARES COULD ADVERSELY AFFECT OUR PERFORMANCE

     GENERAL

     As of December 31, 1998, our multifamily properties were subject to approximately $2.4 billion of mortgage indebtedness and our total debt equaled approximately $4.7 billion. Of our total debt outstanding, $840 million (including the balance of $290 million on our $620 million unsecured lines of credit) was floating rate debt, which included $685 million issued at tax exempt rates. In addition to debt, we have issued preferred shares of beneficial interest and depositary shares. Our use of debt and preferred equity financing creates certain risks, including the following.

     SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     In the future, our cash flow could be insufficient to pay distributions on our securities at expected levels and to meet required payments of principal and interest. We may not be able to refinance existing debt (which in virtually all cases requires substantial principal payments at maturity) and, if we can, the terms of such refinancing might not be as favorable as the terms of existing indebtedness. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. As a result, we may be forced to postpone capital expenditures necessary for the maintenance of our properties and may have to dispose of one or more properties on terms that would otherwise be unacceptable to us.

     FINANCIAL COVENANTS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL
     CONDITION

     If a property we own is mortgaged to secure payment of indebtedness and we are unable to meet the mortgage payments, the holder of the mortgage could foreclose on the property, resulting in loss of income and asset value. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations. A foreclosure could also result in our recognition of taxable income without our actually receiving cash proceeds from the disposition of the


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property with which to pay the tax.  This would adversely affect our cash flow and would make it more difficult for us to meet our distribution requirements as a real estate investment trust (a "REIT").

     The mortgages on our properties contain customary negative covenants which, among other things, limit our ability, without the prior consent of the lender, to further mortgage the property, to enter into new leases or materially modify existing leases, and to discontinue insurance coverage. In addition, our credit facilities contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness. The indentures under which a substantial portion of our debt was issued contain certain financial and operating covenants including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured indebtedness (including acquisition financing), sell all or substantially all of our assets and engage in mergers, consolidations and certain acquisitions. Accordingly, in the event that we are unable to raise additional equity or borrow money because of these restrictions, our ability to acquire additional properties may be limited. If we are unable to acquire additional properties, our ability to increase the distributions to security holders, as we have done in the past, will be limited to management's ability to increase funds from operations, and thereby cash available for distributions, from the existing properties in our portfolio at such time.

     Some of the properties were financed with tax-exempt bonds that contain certain restrictive covenants or deed restrictions. We have retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. If these bond compliance requirements require us to lower our rental rates to attract low or moderate income tenants, or eligible/qualified tenants, then our income from these properties may be limited.

     OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL
     FINANCING

     Our debt to market capitalization ratio (total debt as a percentage of total debt plus the market value of the outstanding common shares and Units) was approximately 41% as of December 31, 1998. We have a policy of incurring indebtedness for borrowed money only through ERP Operating Limited Partnership and its subsidiaries and only if upon such incurrence our debt to market capitalization ratio would be approximately 50% or less. Our degree of leverage could have important consequences to security holders. For example, the degree of leverage could affect our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes, making us more vulnerable to a downturn in business or the economy generally.

     RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW

     Advances under our credit facilities bear interest at variable rates based upon one, two, three or six month LIBOR, plus a certain rate based upon our credit rating. Certain of our senior unsecured debt instruments also, from time to time, bear interest at floating rates. We may also borrow additional money with variable interest rates in the future. Increases in interest rates would increase our interest expenses under these debt instruments and would increase the costs of refinancing existing indebtedness and of issuing new debt. Accordingly, higher interest rates would adversely affect cash flow and our ability to service our debt and to make distributions to security holders.


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CONTROL AND INFLUENCE BY SIGNIFICANT SHAREHOLDERS COULD BE EXERCISED IN A
MANNER ADVERSE TO OTHER SHAREHOLDERS

     GENERAL

     As of December 31, 1998, (i) Samuel Zell and certain of the current holders of Units issued to affiliates of Mr. Zell, who contributed 33 properties to us at the time of our initial public offering, owned in the aggregate approximately 3.69% of our common shares (Mr. Zell and these affiliates are described herein as the "Zell Original Owners"); (ii) certain entities controlled by Starwood Capital Partners L.P. ("Starwood") and its affiliates, who contributed 23 properties to us at the time of our initial public offering, owned approximately 0.24% of our common shares; and (iii) certain of our officers, employees, trustees and consultants, some of whom are affiliated with Mr. Zell, owned approximately 4.31% of our common shares.
 These percentages assume all options are exercised for common shares and all Units are converted to common shares. In addition, the consent of certain affiliates of Mr. Zell and Starwood is required for certain amendments to the Fifth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership (the "Partnership Agreement"). As a result of their security ownership and rights concerning amendments to the Partnership Agreement, Mr. Zell and the Starwood owners may have substantial influence over the Company. Although these security holders have not agreed to act together on any matter, they would be in a position to exercise even more influence over the Company's affairs if they were to act together in the future. This influence might be exercised in a manner that is inconsistent with the interests of other security holders.

     MR. ZELL AND OTHERS ARE EXEMPT FROM THE 5% OWNERSHIP LIMIT GENERALLY APPLICABLE TO SECURITIES HOLDERS

     In order to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% of the value of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To assure compliance with this test, our Declaration of Trust restricts the ownership of more than 5% of the lesser of the number or value of the outstanding Shares by any single security holder, subject to certain exceptions. These restrictions do not apply to the ownership of common shares that may be acquired by the holders of Units issued to the Zell Original Owners and the Starwood owners. Additionally, our Declaration of Trust exempts any transferees of such common shares from the 5% ownership limit, provided such transfers do not result in an increased concentration in the ownership.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND CAN BE COSTLY

     Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In


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addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

     Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     All of our properties have been the subject of a Phase I, and in certain cases a supplemental, environmental assessment completed by qualified independent environmental consultant companies. Environmental assessments were obtained prior to our acquisition of each of our properties. These environmental assessments have not revealed, nor are we aware of, any environmental liability that our management believes would have a material adverse effect on our business, results of operations, financial condition or liquidity.

     We cannot assure you that existing environmental assessments of our properties reveal all environmental liabilities, that any prior owner of any of our properties did not create a material environmental condition not known to us, or that a material environmental condition does not otherwise exist as to any one or more of our properties.

OUR PERFORMANCE AND SHARE VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

     GENERAL

     Real property investments are subject to varying degrees of risk and are relatively illiquid. Several factors may adversely affect the economic performance and value of our properties. These factors include changes in the national, regional and local economic climate, local conditions such as an oversupply of multifamily properties or a reduction in demand for our multifamily properties, the attractiveness of our properties to tenants, competition from other available multifamily property owners and changes in market rental rates. Our performance also depends on our ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs, including real estate taxes, which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property.

     WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE

     When our tenants decide not to renew their leases upon expiration, we may not be able to relet their space. Even if the tenants do renew or we can relet the space, the terms of renewal or reletting may be less favorable than current lease terms. If we are unable to promptly renew the leases or relet the space, or if the rental rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will


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be adversely affected. Consequently, our cash flow and ability to service debt and make distributions to security holders would be reduced.

     NEW ACQUISITIONS OR DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED AND COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED PRICES FOR PROPERTIES

     We intend to continue to actively acquire or develop multifamily properties. Newly acquired or developed properties may fail to perform as expected. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position or to develop a property. Additionally, we expect other major real estate investors with significant capital will compete with us for attractive investment opportunities. This competition has increased prices for multifamily properties. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms.

     BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, WE MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE

     Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to make distributions to our security holders.

     CHANGES IN LAWS COULD AFFECT OUR BUSINESS

     We are generally not able to pass through to our tenants under existing leases increases in real estate taxes, income taxes and service or other taxes. Consequently, any such increases may adversely affect our financial condition and limit our ability to make distributions to our security holders. Similarly, changes that increase our potential liability under environmental laws or our expenditures on environmental compliance would adversely affect our cash flow and ability to make distributions on our securities.

SHAREHOLDERS' ABILITY TO EFFECT CHANGES IN CONTROL OF THE COMPANY IS LIMITED

     PROVISIONS OF OUR DECLARATION OF TRUST AND BYLAWS COULD INHIBIT CHANGES IN CONTROL

     Certain provisions of our Declaration of Trust and Bylaws may delay or prevent a change in control of the Company or other transactions that could provide the security holders with a premium over the then-prevailing market price of their securities or which might otherwise be in the best interest of our security holders. These include a staggered Board of Trustees and the 5% Ownership Limit described below. See "--We Have a Share Ownership Limit for REIT Tax Purposes." Also, any future series of preferred shares of beneficial interest may have certain voting provisions that could delay or prevent a change of control or other transactions that might otherwise be in the interest of our security holders.

     WE HAVE A SHARE OWNERSHIP LIMIT FOR REIT TAX PURPOSES

     To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of our outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any year. To facilitate maintenance of our REIT qualification, our Declaration of Trust, subject to certain exceptions, prohibits ownership by any single


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shareholder of more than 5% of the lesser of the number or value of the outstanding class of common or preferred shares. See "--Control and Influence by Significant Shareholders--Mr. Zell and Others are Exempt from the 5% Ownership Limit Generally Applicable to Securities Holders." We refer to this restriction as the "Ownership Limit." Absent any exemption or waiver, securities acquired or held in violation of the Ownership Limit will be transferred to a trust for the exclusive benefit of a designated charitable beneficiary, and the security holder's rights to distributions and to vote would terminate. A transfer of Shares may be void if it causes a person to violate the Ownership Limit. The Ownership Limit could delay or prevent a change in control and, therefore, could adversely affect our security holders' ability to realize a premium over the then-prevailing market price for their Shares.

     OUR PREFERRED SHARES OF BENEFICIAL INTEREST MAY AFFECT CHANGES IN CONTROL

     Our Declaration of Trust authorizes the Board of Trustees to issue up to 100 million preferred shares of beneficial interest, and to establish the preferences and rights (including the right to vote and the right to convert into common shares) of any preferred shares issued. The Board of Trustees may use its powers to issue preferred shares and to set the terms of such securities to delay or prevent a change in control of the Company, even if a change in control were in the interest of security holders. As of December 31, 1998, 55,422,951 preferred shares were issued and outstanding.

     INAPPLICABILITY OF MARYLAND LAW LIMITING CERTAIN CHANGES IN CONTROL

     Certain provisions of Maryland law applicable to real estate investment trusts prohibit "business combinations" (including certain issuances of equity securities) with any person who beneficially owns ten percent or more of the voting power of outstanding securities, or with an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the trust's outstanding voting securities (an "Interested Shareholder"), or with an affiliate of an Interested Shareholder. These prohibitions last for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. After the five-year period, a business combination with an Interested Shareholder must be approved by two super-majority shareholder votes unless, among other conditions, the trust's holders of common shares receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by Maryland law, however, the Board of Trustees of the Company has opted out of these restrictions with respect to any business combination involving the Zell Original Owners and persons acting in concert with any of the Zell Original Owners. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving us and any of them. Such business combinations may not be in the best interest of our security holders.

OUR SUCCESS AS A REIT IS DEPENDENT ON COMPLIANCE WITH FEDERAL INCOME TAX REQUIREMENTS

     OUR FAILURE TO QUALIFY AS A REIT WOULD HAVE SERIOUS ADVERSE CONSEQUENCES TO OUR SECURITY HOLDERS

     We believe that we have qualified for taxation as a REIT for federal income tax purposes since our taxable year ended December 31, 1992. We plan to continue to meet the


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requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We cannot, therefore, guarantee that we have qualified or will qualify in the future as a REIT. The determination that we are a REIT requires an analysis of various factual matters that may not be totally within our control. For example, to qualify as a REIT, at least 95% of our gross income must come from sources that are itemized in the REIT tax laws. We are also required to distribute to security holders at least 95% of our REIT taxable income excluding capital gains. The fact that we hold our assets through ERP Operating Limited Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the IRS might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for us to remain qualified as a REIT. We do not believe, however, that any pending or proposed tax law changes would jeopardize our REIT status.

     If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted us relief under certain statutory provisions, we would remain disqualified as a REIT for four years following the year we first failed to qualify. If we fail to qualify as a REIT, we would have to pay significant income taxes. We, therefore, would have less money available for investments or for distributions to security holders. This would likely have a significant adverse affect on the value of our securities. In addition, we would no longer be required to make any distributions to security holders.

     WE COULD BE DISQUALIFIED AS A REIT OR HAVE TO PAY TAXES IF OUR MERGER PARTNERS DID NOT QUALIFY AS REITS

     If any of our recent merger partners had failed to qualify as a REIT throughout the duration of its existence, then it might have had undistributed "C corporation earnings and profits" at the time of its merger with us. If that were the case and we did not distribute those earnings and profits prior to the end of the year in which the merger took place, we might not qualify as a REIT. We believe that each of our merger partners qualified as a REIT and that, in any event, none of them had any undistributed "C corporation earnings and profits" at the time of its merger with us. If any of our merger partners failed to qualify as a REIT, an additional concern would be that it would have recognized taxable gain at the time it was merged with us. We would be liable for the tax on such gain. In this event, we would have to pay corporate income tax on any gain existing at the time of the applicable merger on assets acquired in the merger if the assets are sold within ten years of the merger. Finally, we could be precluded from electing REIT status for up to four years after the year in which the predecessor entity failed to qualify for REIT status.

     OTHER TAX LIABILITIES

     Even if the we qualify as REIT, we will be subject to certain federal, state and local taxes on our income and property. In addition, our third-party management operations, which are conducted through subsidiaries, generally will be subject to federal income tax at regular corporate rates.


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WE DEPEND ON OUR KEY PERSONNEL

     We depend on the efforts of our executive officers, particularly Samuel Zell and Douglas Crocker II. If they resign, our operations could be temporarily adversely effected. Neither Mr. Crocker nor Mr. Zell has entered into an employment agreement with us.

COMPLIANCE WITH REIT DISTRIBUTION REQUIREMENTS MAY AFFECT OUR FINANCIAL
CONDITION

     DISTRIBUTION REQUIREMENTS MAY INCREASE THE INDEBTEDNESS OF THE COMPANY

     We may be required from time to time, under certain circumstances, to accrue as income for tax purposes interest and rent earned but not yet received. In such event, or upon our repayment of principal on debt, we could have taxable income without sufficient cash to enable us to meet the distribution requirements of a REIT. Accordingly, we could be required to borrow funds or liquidate investments on adverse terms in order to meet these distribution requirements.

     WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL

     Because of our annual REIT distribution requirements, it is not likely that we will be able to fund all future capital needs, including for acquisitions, from income generated by operations. We therefore will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of things, including the market's perception of our growth potential and our current and potential future earnings. Moreover, additional equity offerings may result in substantial dilution of security holders' interests, and additional debt financing may substantially increase our leverage.





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